                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                SIPEX CORPORATION


                                TABLE OF CONTENTS

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ARTICLE I CORPORATE OFFICES...........................................................................................    1

         1.1      Registered Office...................................................................................    1
         1.2      Other Offices.......................................................................................    1

ARTICLE II MEETINGS OF STOCKHOLDERS...................................................................................    1

         2.1      Place of Meetings...................................................................................    1
         2.2      Annual Meeting......................................................................................    1
         2.3      Special Meeting.....................................................................................    1
         2.4      Notice of Stockholders' Meetings; Exception to Requirements of Notice...............................    2
         2.5      Manner of Giving Notice; affidavit of notice........................................................    3
         2.6      Quorum..............................................................................................    3
         2.7      Adjourned Meeting; Notice...........................................................................    3
         2.8      Voting..............................................................................................    4
         2.9      Waiver of Notice....................................................................................    4
         2.10     Stockholder Action by Written Consent...............................................................    4
         2.11     Record Date for Stockholder Notice..................................................................    5
         2.12     Proxies.............................................................................................    5
         2.13     List of Stockholders Entitled to Vote; Stock Ledger.................................................    5
         2.14     Nominations and Proposals by Stockholders at Annual or Special Meeting..............................    6
         2.15     Organization........................................................................................    8
         2.16     Notice by Electronic Transmission...................................................................    9

ARTICLE III DIRECTORS.................................................................................................    9

         3.1      Powers..............................................................................................    9
         3.2      Number of Directors; Term of Office.................................................................   10
         3.3      Election and Qualification of Directors.............................................................   10
         3.4      Resignation and Vacancies...........................................................................   10
         3.5      Place of Meetings; Meetings by Telephone............................................................   11
         3.6      First Meetings......................................................................................   11
         3.7      Regular Meetings....................................................................................   11
         3.8      Special Meetings; Notice............................................................................   11
         3.9      Quorum..............................................................................................   12
         3.10     Waiver of Notice....................................................................................   12
         3.11     Adjourned Meeting; Notice...........................................................................   12
         3.12     Board Action by Written Consent Without a Meeting...................................................   12
         3.13     Fees and Compensation of Directors..................................................................   13
         3.14     Approval of Loans to Employees and Officers; Guarantees of Obligations of Employees and
                  Officers...... .....................................................................................   13
         3.15     Removal of Directors................................................................................   13
         3.16     Interested Directors and Officers...................................................................   13

                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE IV COMMITTEES................................................................................................    14

         4.1      Committees of Directors............................................................................    14
         4.2      Committee Minutes..................................................................................    14
         4.3      Meetings and Action of Committees..................................................................    14

ARTICLE V OFFICERS...................................................................................................    15

         5.1      Officers...........................................................................................    15
         5.2      Election of Officers...............................................................................    15
         5.3      Subordinate Officers...............................................................................    15
         5.4      Removal and Resignation of Officers................................................................    15
         5.5      Vacancies in Offices...............................................................................    15
         5.6      Chairman of the Board..............................................................................    16
         5.7      Chief Executive Officer............................................................................    16
         5.8      President..........................................................................................    16
         5.9      Vice President.....................................................................................    16
         5.10     Secretary..........................................................................................    16
         5.11     Chief Financial Officer............................................................................    17
         5.12     Assistant Secretary................................................................................    17
         5.13     Assistant Treasurer................................................................................    17
         5.14     Authority and Duties of Officers...................................................................    18

ARTICLE VI INDEMNITY.................................................................................................    18

         6.1      Right to Indemnification...........................................................................    18
         6.2      Right to Advancement of Expenses...................................................................    18
         6.3      Right of Indemnitee to Bring Suit..................................................................    19
         6.4      Non-exclusivity of Rights..........................................................................    20
         6.5      Insurance..........................................................................................    20
         6.6      Indemnification of Employees and Agents of the Corporation.........................................    20
         6.7      Definitions........................................................................................    21

ARTICLE VII RECORDS AND REPORTS......................................................................................    22

         7.1      Maintenance and Inspection of Records..............................................................    22
         7.2      Inspection by Directors............................................................................    23
         7.3      Representation of Shares of Other Corporations.....................................................    23

ARTICLE VIII GENERAL MATTERS.........................................................................................    23

         8.1      Checks.............................................................................................    23
         8.2      Execution of Corporate Contracts and Instruments...................................................    24
         8.3      Stock Certificates; Partly Paid Shares.............................................................    24
         8.4      Special Designation on Certificates................................................................    24
         8.5      Lost Certificates..................................................................................    25
         8.6      Construction; Definitions..........................................................................    25
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                                                                            -ii-

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                                TABLE OF CONTENTS
                                   (Continued)

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         8.7      Dividends..........................................................................................    25
         8.8      Fiscal Year........................................................................................    25
         8.9      Seal...............................................................................................    26
         8.10     Transfer of Stock..................................................................................    26
         8.11     Registered Stockholders............................................................................    26

ARTICLE IX AMENDMENTS................................................................................................    26

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                                                                           -iii-

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                SIPEX CORPORATION

                                   ARTICLE I

                                CORPORATE OFFICES

         1.1      Registered Office

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

         1.2      Other Offices

         The Board of Directors of the corporation (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1      Place of Meetings

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2      Annual Meeting

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

         2.3      Special Meeting

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders may be called at any time only by the Board acting pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below), the Chairman of the Board, the Chief Executive Officer or by the President, or upon the written application of one or more stockholders holding shares in the aggregate entitled to cast not less than 40% of the votes at that meeting. The term "Whole Board" shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships. If any person(s) other than the Board calls a special meeting, the request shall (a) be in writing, (b) specify the time of such meeting and the general nature of the business proposed to be transacted and (c) be delivered personally or sent by registered mail or by facsimile transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the corporation. The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

         2.4      Notice of Stockholders' Meetings; Exception to Requirements of
Notice

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the "Certificate") provides otherwise, any special meeting of the stockholders called by the Board, the Chairman of the Board, the Chief Executive Officer or the President may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Whenever notice is required to be given, under the General Corporation Law of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         Whenever notice is required to be given, under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of Delaware.

         The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

         2.5      Manner of Giving Notice; affidavit of notice

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation or if electronically transmitted as provided in Section 2.16 of these Bylaws, and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6      Quorum

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.7      Adjourned Meeting; Notice

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a) (2) of the General Corporation Law of Delaware), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

         2.8      Voting

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

         If a quorum is present, in all matters, other than the election of directors and except as otherwise required by law or by the Certificate, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote and voting on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         2.9      Waiver of Notice

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.

         2.10     Stockholder Action by Written Consent

         Any action required or permitted to be taken by the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by all stockholders entitled to vote on the matter.

         2.11     Record Date for Stockholder Notice

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the Board does not so fix a record date:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.12     Proxies

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

         2.13     List of Stockholders Entitled to Vote; Stock Ledger

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or

(b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the corporation.

         In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.14 Nominations and Proposals by Stockholders at Annual or Special Meeting

         Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual or special meeting of stockholders (a) pursuant to the corporation's notice with respect to such meeting, (b) by or at the direction of the Board, or (c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in these Bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.14.

         For nominations or other proposals of business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) of the preceding paragraph, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation (as provided in the third paragraph below), (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has (1) provided the corporation with a Solicitation Notice (as defined below), (2) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.14, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

         To be timely, a stockholder's notice for an annual meeting of stockholders shall be delivered to the Secretary at the principal executive offices of the corporation (a) not later than the close of business on the sixtieth (60th) calendar day, nor earlier than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the preceding year's annual meeting, or (b) not later than the close of business on the forty-fifth (45th) calendar day, nor earlier than the close of business on the seventy-fifth (75th) calendar day, prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the anniversary of the preceding year's annual meeting, and in respect of nominations or other proposals to be brought before a special meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) calendar day prior to such annual or special meeting and not later than the close of business on the later of (i) the sixtieth (60th) calendar day prior to such annual or special meeting, and (ii) the tenth (10th) calendar day following the day on which Public Announcement (as defined below) of the date of such meeting is first made; and provided, further, that with respect to the 2004 annual meeting of stockholders, reference in this paragraph to the "preceding year's annual meeting" shall refer to the 2003 annual meeting of Sipex Corporation, a Massachusetts corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee(s) as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the "Exchange Act"), and such nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such person acknowledging that as a director of the corporation, such person will owe a fiduciary duty under the General Corporation Law of Delaware exclusively to the corporation and its stockholders, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the corporation's voting shares to elect such nominee(s) (an affirmative statement of such intent, a "Solicitation Notice").

         Notwithstanding anything in the first sentence of the third paragraph of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominee(s) for director or specifying the size of the increased Board made by the corporation at least fifty-five (55) calendar days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominee(s) for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) calendar day following the day on which such Public Announcement is first made by the corporation.

         Only such persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the annual or special meeting and shall be disregarded.

         For purposes of this Section 2.14, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the Public Announcement of an adjournment of stockholders meeting commence a new time period for the giving of stockholder's notice as described above.

         Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.15     Organization

         Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) such person as the Chairman of the executive committee of the corporation shall appoint or, in the absence thereof or in the event that the Chairman of the executive committee of the corporation shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

         The Board shall, in advance of any meeting of stockholders, appoint one
(1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Laws of Delaware or other applicable law.

         The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

         2.16     Notice by Electronic Transmission

         Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

         Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of
(i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

         For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.16 shall not apply to
Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or
Section 324 (attachment of shares of stock) of the General Corporation Law of Delaware.

                                   ARTICLE III

                                    DIRECTORS

         3.1      Powers

         The business and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.

         3.2      Number of Directors; Term of Office

         Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.

         No reduction of the authorized number of directors shall have the effect of removing any director before such director's term of office expires.

         3.3      Election and Qualification of Directors

         Except as provided in the Certificate or Section 3.4 of these Bylaws, directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, one
(1) class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2006, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, commencing with the first annual meeting (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created (as set forth in Section 3.4 below).

         Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed.

         Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.

         3.4      Resignation and Vacancies

         Any director may resign at any time upon written notice or by electronic transmission to the corporation.

         Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

         3.5      Place of Meetings; Meetings by Telephone

         The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      First Meetings

         The first meeting of each newly elected Board shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this
Section 3.6 and provided that a quorum shall be present.

         3.7      Regular Meetings

         Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         3.8      Special Meetings; Notice

         Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or any two (2) members of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place and time of the meetings.

         The Secretary shall give notice of any special meeting to each director personally or by telephone, or sent by first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile or electronic mail transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or hand delivery the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.9      Quorum

         At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than quorum.

         3.10     Waiver of Notice

         Whenever notice is required to be given under any provisions of the General Corporation Law of Delaware of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.

         3.11     Adjourned Meeting; Notice

         If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12     Board Action by Written Consent Without a Meeting

         Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         3.13     Fees and Compensation of Directors

         Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

         3.14 Approval of Loans to Employees and Officers; Guarantees of Obligations of Employees and Officers

         To the extent permitted by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including without limitation a pledge of shares of stock of the corporation. Nothing contained in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.15     Removal of Directors

         Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at majority of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

         3.16     Interested Directors and Officers

         No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. This section 3.16 shall be subject to amendment or repeal only by action of the stockholders.

                                   ARTICLE IV

                                   COMMITTEES

         4.1      Committees of Directors

         The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         4.2      Committee Minutes

         Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         4.3      Meetings and Action of Committees

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

         5.1      Officers

         The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2      Election of Officers

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

         5.3      Subordinate Officers

         The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

         5.4      Removal and Resignation of Officers

         Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5      Vacancies in Offices

         Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         5.6      Chairman of the Board

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.

         5.7      Chief Executive Officer

         Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

         5.8      President

         In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the Chief Executive Officer or the Chairman of the Board.

         5.9      Vice President

         In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

         5.10     Secretary

         The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the "stock ledger" for purposes of Section 2.13 of these Bylaws.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

         5.11     Chief Financial Officer

         The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

         The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.

         5.12     Assistant Secretary

         The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         5.13     Assistant Treasurer

         The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         5.14     Authority and Duties of Officers

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.

                                   ARTICLE VI

                                   INDEMNITY

         6.1      Right to Indemnification

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of such entities), including service with respect to an employee benefit plan maintained or sponsored by the corporation (or any predecessor) (collectively, an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

         6.2      Right to Advancement of Expenses

         In addition to the right to indemnification conferred in Section 6.1, an Indemnitee shall also have the right to be paid by the corporation the expenses incurred in defending against any such Proceeding in advance of its final disposition (an "Advancement of Expenses"), such Advancement to be paid by the corporation within twenty (20) calendar days after the receipt by the corporation of a statement(s) from the Indemnitee requesting such Advancement of Expenses from time to time; provided, however, that if the General Corporation Law of Delaware requires, the payment of an Advancement of Expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of
the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified for such Expenses under this Section 6.2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 6.1 and 6.2 shall be contract rights.

         6.3      Right of Indemnitee to Bring Suit

         To obtain indemnification or Advancement of Expenses under this Article VI, an Indemnitee shall submit to the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or Advancement of Expenses. Upon such written request, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as defined below); or (b) if no request is made by the Indemnitee for a determination by Independent Counsel,
(i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification or Advancement of Expenses is to be made by Independent Counsel at the request of the Indemnitee, the Independent Counsel shall be selected by the Board, unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification or Advancement of Expenses is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board. If it is so determined that the Indemnitee is entitled to indemnification or Advancement of Expenses, payment to the Indemnitee shall be made within ten (10) calendar days after such determination.

         If a claim under Section 6.1 or 6.2 is not paid in full by the corporation within thirty (30) calendar days after a written claim has been received by the corporation as set forth above, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses where the required Undertaking, if any is required, has been tendered to the corporation) it shall be a defense that, and (b) in any suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the corporation shall be entitled to recover such Expenses upon a determination that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporate Law of Delaware, nor an actual determination by the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the corporation to recover and Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the corporation.

         6.4      Non-exclusivity of Rights

         If a determination shall have been made pursuant to this Article VI that the Indemnitee is entitled to indemnification or Advancement of Expenses, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.3 above. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.3 above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article VI.

         The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         If any provision(s) of Article VI of these Bylaws shall be held to be invalid, illegal or unenforceable for any reasons whatsoever: (a) the validity, legality and enforceability of the remaining provisions of such Article shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         6.5      Insurance

         The corporation may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         6.6      Indemnification of Employees and Agents of the Corporation

         The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors and officers of the corporation.

         6.7      Definitions

         For the purposes of this Article VI:

                  (a)      "Change of Control" means:

                           (i)      The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the corporation (the "Outstanding Corporation Common Stock"), or
(B) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the corporation or any acquisition from other stockholders where (aa) such acquisition was approved in advance by the Board, and (bb) such acquisition would not constitute a change of control under subsection (iii) of this definition; (II) any acquisition by the corporation; (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with subsections (A), (B) or (C) of subsection (iii) of this definition; or

                           (ii)     Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

                           (iii)    Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

                           (iv)     Approval by the stockholders of a complete
liquidation or dissolution of the corporation.

                  (b) "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification or Advancement of Expenses is sought by the Indemnitee.

                  (c) "Independent Counsel" means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

         Any notice, request or other communication required or permitted to be given to the corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary. This Article VI shall be subject to amendment or repeal only by action of the stockholders.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         7.1      Maintenance and Inspection of Records

         The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

         Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         7.2      Inspection by Directors

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3      Representation of Shares of Other Corporations

         Unless otherwise directed by the Board, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

         8.1      Checks

         From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      Execution of Corporate Contracts and Instruments

         The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      Stock Certificates; Partly Paid Shares

         The shares of a corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4      Special Designation on Certificates

         If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5      Lost Certificates

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      Construction; Definitions

         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7      Dividends

         The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         8.8      Fiscal Year

         The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

         8.9      Seal

         This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         8.10     Transfer of Stock

         Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11     Registered Stockholders

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

         The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board, provided that no new bylaw shall be adopted by the Board and no amendment or repeal of a bylaw shall be voted by the Board which alters the provisions of these Bylaws with respect to removal of Directors, the election of committees by Directors and the delegation of powers thereto, nor shall the Board adopt, amend or repeal any provision of the Bylaws which by law, the Certificate or the Bylaws requires action by the stockholders. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Not later than the time of giving notice of the meeting of stockholders next following the adoption, amendment, or repeal by the Directors of any bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws.

                      CERTIFICATE BY SECRETARY OF ADOPTION
                         OF AMENDED AND RESTATED BYLAWS
                                       OF
                                SIPEX CORPORATION

         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of SIPEX Corporation and that the foregoing Amended and Restated Bylaws, comprising 27 pages, were adopted as the Bylaws of the corporation (i) on _________, 2003 by the Board of Directors of the corporation, and (ii) on _________, 2003 by the stockholders of the corporation.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal on _________, 2003.

                                       _________________________________________
                                                    PHILLIP A. KAGEL
                                         Chief Financial Officer and Secretary